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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 13, 1997
(except Note 11, as to which the date is                  ), in the Registration
Statement (Form S-1) and related Prospectus of Aurora Biosciences Corporation for the registration of 3,450,000 shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California

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     The foregoing consent is in the form that will be signed upon the completion of the four-for-five reverse stock split discussed in Note 11 to the financial statements.

                                          ERNST & YOUNG LLP

San Diego, California
March 13, 1997